UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2007

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

Not Applicable

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 17, 2007, Catalina Marketing Corporation, a Delaware corporation (the “Company”), entered into an Agreement of Merger (the “Merger Agreement”) with Checkout Holding Corp., a Delaware corporation (“Parent”), and Checkout Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Subject and pursuant to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Parent is wholly owned by a private investment fund, Hellman & Friedman Capital Partners VI, L.P. (“H&F”) and affiliated funds. The Board of Directors of the Company (other than Jeffrey W. Ubben, who recused himself) approved the Merger Agreement on the recommendation of a special committee composed entirely of independent directors (the “Special Committee”).

In connection with the Merger, on April 17, 2007 the Company also entered into (i) the Second Amendment to Stockholder Protection Agreement (the “Protection Amendment”) with Mellon Investor Services LLC (“Mellon”) and (ii) a Limited Guarantee (the “Guarantee”) with H&F. Also on April 17, 2007, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Frederick W. Beinecke, who has served as a director of the Company since January 1993, and also served as a director of the Company from 1985 until January 1990, and Antaeus Enterprises Inc. (“Antaeus”), a company affiliated with Mr. Beinecke, entered into a Voting Agreement (the “Voting Agreement”) with Parent.

The foregoing documents and arrangements are described in greater detail below. The following summary of the terms of the Merger Agreement, the Protection Amendment, the Guarantee and the Voting Agreement are qualified in their entirety by reference to the full text of the Merger Agreement, the Protection Amendment, the Guarantee and the Voting Agreement, copies of which are filed, respectively, as Exhibits 2.1, 4.1, 10.1 and 10.2 hereto, and the full text of such documents are incorporated herein by this reference.

Merger Agreement

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”) will be cancelled and converted into the right to receive $32.50 in cash, without interest and less any required withholding taxes (the “Merger Consideration”) other than any shares owned by (i) Parent, Merger Sub or any other wholly owned subsidiary of Parent, the Company (or held in the Company’s treasury) and any stockholders who properly exercise appraisal rights under Delaware law, which such shares will be cancelled and will not be converted into the right to receive the Merger Consideration and (ii) any wholly owned subsidiary of the Company, which such shares will remain outstanding. Subject to the terms and conditions set forth in the Merger Agreement, upon the effectiveness of the Merger, all outstanding equity-related grants previously issued to directors or employees of the Company (including its executive officers), including options (other than options to remain outstanding, if any), stock appreciation rights (“SARs”), restricted stock and restricted stock units (other than restricted stock units to be exchanged for equity interests in Parent, if any), will, to the extent not previously vested or exercisable under the terms of the related grants, be deemed to be vested or to become exercisable on the effectiveness of the Merger, and the holders of all such options, SARs, restricted stock and restricted stock units will receive the full value of the Merger Consideration less, in the case of options and SARs, the exercise or “base” price, respectively, net of applicable withholding taxes.

The parties to the Merger Agreement have made to each other customary representations, warranties and covenants, including covenants with respect to confidentiality, cooperation, the conduct of the Company’s business in the ordinary course consistent with past practice and other restrictions on the operation of the Company’s business prior to the consummation of the Merger, indemnification of the Company’s directors and officers, public announcements and similar matters. The representations, warranties and covenants made by the parties in the Merger Agreement generally do not survive the closing of the Merger and the Merger Agreement does not contain any post-closing indemnification obligations with respect to these matters.

The Merger Agreement contains a “no solicitation” provision pursuant to which, prior to the consummation of the Merger, the Company is not permitted to solicit other acquisition proposals and may not share information or have discussions regarding alternative acquisition proposals, except in certain circumstances. Prior to the consummation of the Merger, Parent has a contractual right to be advised of and match the terms of any superior acquisition proposal.

Consummation of the Merger is subject to the satisfaction of certain conditions, including (i) the approval of the Merger by the holders of a majority of the shares of Common Stock as required under Delaware law, (ii) the expiration or termination of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any event or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, and (iv) the absence of any governmental restraints or proceedings prohibiting the Merger.

The Merger Agreement may be terminated in the following circumstances, subject to limitations set forth in the Merger Agreement: (i) by mutual written consent of Parent and the Company, (ii) by either Parent or the Company if the Merger has not been consummated by November 30, 2007, (iii) by either Parent or the Company if a governmental entity has issued an order prohibiting the Merger, (iv) by either Parent or the Company if the Company’s stockholders do not approve the Merger, (v) by Parent or the Company upon a breach of the Merger Agreement by the other party (including, with respect to Parent, any such breach by Merger Sub), which breach would cause the failure of certain of the terminating party’s closing conditions to be fulfilled and, in certain circumstances, such breach cannot be cured within 10 days after such party receives written notice thereof, (vi) by the Company, prior to the approval of the Merger by the Company’s stockholders, if the Board of Directors of the Company authorizes the Company to enter into an agreement for a transaction that constitutes a superior acquisition proposal and (vii) by Parent, prior to the approval of the Merger by the Company’s stockholders, if (a) the Board of Directors of the Company fails to recommend that the Company’s stockholders vote in favor of the Merger or modifies or withdraws its recommendation of the Merger, (b) the Company fails to include in the proxy statement the recommendation in favor of the Merger by the Board of Directors of the Company, (c) the Board of Directors of the Company approves or recommends a competing acquisition proposal to the Company’s stockholders, (d) the Company enters into an agreement relating to a competing acquisition proposal, or (e) a tender or exchange offer is commenced and the Company fails to recommend rejection of such offer to its stockholders (each of clauses (a) through (e) a “Triggering Event”).

In the event that the Company terminates the Merger Agreement at any time because of the occurrence of a breach by Parent of its obligations under the Merger Agreement, including a failure to obtain or provide the financing required to complete the Merger, then Parent shall pay to the Company an amount equal to $50,640,000 (the “Parent Termination Fee”). In the event that the Merger Agreement is terminated prior to obtaining the required vote of the Company’s stockholders (i) by the Company because the Board of Directors of the Company authorizes the Company to enter into an agreement for a transaction that constitutes a superior acquisition proposal, or (ii) by Parent because a Triggering Event has occurred, then the Company shall pay to Parent an amount equal to $50,640,000 (the “Company Termination Fee”). In the event that either Parent or the Company terminates the Merger Agreement because the Company’s stockholders shall have failed to approve Merger, then the Company shall pay to Parent an amount equal to the lesser of $3,500,000 or the aggregate amount of all reasonable fees and expenses that Parent has incurred in connection with Merger Agreement and the Merger (the

“Fees and Expenses”). In the event that either Parent or the Company terminates the Merger Agreement because the Company’s stockholders shall have failed to approve the Merger, and prior to such termination, a competing acquisition proposal shall have been publicly announced and on or prior to 270 days following the date of such termination the Company consummates, or enters into a definitive agreement contemplating, a competing acquisition proposal, then the Company shall pay to Parent the Company Termination Fee (less the Fees and Expenses previously paid by the Company) upon the closing of such competing acquisition proposal.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which are expected to be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses.

The Company engaged Goldman, Sachs & Co. (“Goldman”) to serve as financial advisor with authority from the Special Committee and the Special Committee engaged Lazard Frères & Co. LLC (“Lazard”) to serve as financial advisor to the Special Committee. On April 17, 2007, Goldman delivered a written opinion to the Board of Directors to the effect that, as of the date of the opinion and based upon and subject to the matters and qualifications described therein, the Merger Consideration to be received by the holders of the Common Stock (other than ValueAct Capital Master Fund, L.P. (“ValueAct”) and any subsidiary of or investment entity controlled by ValueAct), was fair from a financial point of view to such holders. Also on April 17, 2007, Lazard delivered a written opinion to the Special Committee stating that, subject to the qualifications and limitations set forth therein, as of such date, the Merger Consideration to be paid to holders of Common Stock (other than (i) the Company, (ii) any wholly owned subsidiary of the Company, (iii) Parent, Merger Sub or any other wholly owned subsidiary of Parent and (iv) any holder who is entitled to and properly demands appraisal of such shares) in the Merger was fair to such holders from a financial point of view. In connection with the Merger, the Company intends to attach the text of each of Goldman’s and Lazard’s opinions as exhibits to the proxy statement mailed to stockholders of the Company in connection with the Merger. Stockholders are urged to read such opinions carefully in their entirety.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Protection Amendment

Immediately prior to the execution of the Merger Agreement, the Company entered into the Protection Amendment. The Protection Amendment amends the terms of the Stockholder Protection Agreement, dated as of May 8, 1997 (the “Protection Agreement”), between the Company and Mellon, as amended on March 8, 2007, to exempt Parent and Merger Sub from the terms of the Protection Agreement as a result of the Merger Agreement and the transactions contemplated by the Merger Agreement. Additionally, the Protection Amendment extends the final expiration date of the Protection Agreement from April 22, 2007 to the earlier of (i) the effective time of the Merger or (ii) April 22, 2008, and increases the exercise price associated with each Right (as defined in the Protection Agreement) from $40 to $90. A description of the material terms of the Protection Agreement is included in the Company’s Current Report on Form 8-K filed with the SEC on May 8, 1997.

The foregoing summary of the Protection Amendment is qualified in its entirety by the full text of the Protection Amendment, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference in its entirety.

Voting Agreements

Pursuant to the Voting Agreement, Antaeus and Mr. Beinecke agreed, among other things, to vote all of their shares of Common Stock: (i) in favor of the approval and adoption of the Merger Agreement, the Merger and any other action reasonably requested by Parent in furtherance thereof (whether or not the Merger or any such action is recommended by the Board of Directors of the Company), (ii) against any action or agreement that is in opposition to, or competitive or inconsistent with, the Merger or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Antaeus or Mr. Beinecke contained in the Voting Agreement and (iii) against any acquisition proposal and against any other action, agreement or transaction that intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or the Voting Agreement or the performance by the Company of its obligations under the Merger Agreement or by Antaeus or Mr. Beinecke of their obligations under the Voting Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries or any reorganization, recapitalization or liquidation of the Company or its subsidiaries; (C) an election of new members to the Board of Directors of the Company, other than nominees to the Board of Directors of the Company in office on the date of the Voting Agreement; (D) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved by Parent; or (E) any other change in the Company’s corporate structure or business. Additionally, each of Antaeus and Mr. Beinecke agreed, until the termination of the Voting Agreement, not to permit any transfer of such holder’s shares of Common Stock to be effected, other than up to 100,000 shares of Common Stock.

The Voting Agreement will terminate upon the earliest to occur of the date (i) the Merger becomes effective in accordance with the terms and conditions of the Merger Agreement or (ii) the Merger Agreement terminates in accordance with its terms.

Pursuant to the Voting Agreement (the “ValueAct Voting Agreement”), dated as of March 8, 2007, by and between the Company and ValueAct, ValueAct agreed, among other things, to vote all shares of Common Stock owned by ValueAct in favor of the adoption of the Merger Agreement. A description of the material terms of the ValueAct Voting Agreement is included in the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2007.

Guarantee

Pursuant to the Guarantee, H&F agreed, among other things, to absolutely, unconditionally and irrevocably guarantee to the Company, subject to the terms and conditions set forth in the Guarantee, 100% of Parent's obligation with respect to the payment of the Parent Termination Fee which is payable pursuant to the Merger Agreement, subject and pursuant to the terms and conditions thereof. Pursuant to the Guarantee, the maximum aggregate amount payable by H&F (exclusive of certain reimbursement costs and expenses) shall not exceed the Parent Termination Fee.

Important Information

In connection with the Merger, the Company intends to file relevant documents with the Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC, upon and following public dissemination of these materials, at the SEC’s website at www.sec.gov or at the Company’s website at www.catalinamarketing.com. Such information is currently not available.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Certain information regarding the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A, which was filed with the SEC on July 6, 2006, and the Company intends to provide this information in an amendment to the Company’s Transition Report on Form 10-KT, which was filed with the SEC on February 28, 2007.

This Current Report and the exhibits hereto may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the Merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in the Company’s filings with the SEC, including, without limitation, the risks described in the Company’s most recent Annual Report on Form 10-KT on file with the SEC. These factors should be considered carefully and you are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date of this report, and the Company undertakes no duty to update this information, except as required by securities laws.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 17, 2007, the Board of Directors of the Company, among other things, (i) determined that the Merger Agreement and the transactions contemplated thereby constituted a “superior offer” as defined in the Agreement of Merger (the “ValueAct Merger Agreement”), dated as of March 8, 2007, by and among the Company, CMC Holdings, LLC (“CMC”) and Catalina Merger Sub, Inc. (ii) authorized the termination of the ValueAct Merger Agreement in order to enter into the Merger Agreement and (iii) authorized the payment to CMC of a termination fee in the amount of $8,440,000 (the “ValueAct Termination Fee”). On April 17, 2007, pursuant to the terms and conditions of the ValueAct Merger Agreement, the Company paid to CMC the ValueAct Termination Fee. A description of the material terms of the ValueAct Merger Agreement is included in the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2007.

Item 3.03.	Material Modifications to Rights of Security Holders

The information set forth under Item 1.01 above with respect to the Protection Agreement is hereby incorporated by reference into this Item 3.03, insofar as it relates to a material modification to rights of security holders of the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
2.1	Merger Agreement, dated as of April 17, 2007, by and among Checkout Holding Corp., Checkout Acquisition Corp. and Catalina Marketing Corporation*
4.1	Second Amendment to Stockholder Protection Agreement, dated as of April 17, 2007, by and between Catalina Marketing Corporation and Mellon Shareholder Services, LLC
10.1	Limited Guarantee, dated as of April 17, 2007, by and between Catalina Marketing Corporation and Hellman & Friedman Capital Partners VI, L.P.
10.2	Voting Agreement, dated as of April 17, 2007, by and among Checkout Holding Corp., Frederick W. Beinecke and Antaeus Enterprises Inc.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

April 20, 2007	CATALINA MARKETING CORPORATION (Registrant)

	By:	/s/ Rick P. Frier
Rick P. Frier
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Merger Agreement, dated as of April 17, 2007, by and among Checkout Holding Corp., Checkout Acquisition Corp. and Catalina Marketing Corporation*
4.1	Second Amendment to Stockholder Protection Agreement, dated as of April 17, 2007, by and between Catalina Marketing Corporation and Mellon Shareholder Services, LLC
10.1	Limited Guarantee, dated as of April 17, 2007, by and between Catalina Marketing Corporation and Hellman & Friedman Capital Partners VI, L.P.
10.2	Voting Agreement, dated as of April 17, 2007, by and among Checkout Holding Corp., Frederick W. Beinecke and Antaeus Enterprises Inc.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.